                                                                Exhibit 99.1

[Anheuser Busch logo]
                                                                        News

For more information, contact:
Carlos Ramirez, (314) 577-9629

FOR IMMEDIATE RELEASE
---------------------

           ANHEUSER-BUSCH COS. REPORTS FINANCIAL RESULTS FOR THE
                   THIRD QUARTER AND NINE MONTHS 2005
           -----------------------------------------------------

         ST. LOUIS, October 26, 2005 - Anheuser-Busch Cos. Inc. today reported that consolidated net sales increased 0.2 percent in the third quarter of 2005, while diluted earnings per share (excluding a one-time litigation settlement) decreased 8.2 percent (1). For the nine months of 2005, net sales increased 0.9 percent and earnings per share (excluding one-time items in both 2005 and 2004) declined 6.9 percent (1).

         "We are disappointed in our sales and earnings results, but we are encouraged by improvement in our market share performance at the consumer level," said Patrick Stokes, president and chief executive officer of the company. "Both the company and the domestic beer industry have experienced volume declines and significant cost pressures. Anheuser-Busch has undertaken a number of initiatives in 2005 to enhance beer volume and market share growth, and in the third quarter the company's market share increased in supermarkets, according to IRI data. Although we are confident the company will restore its sales and earnings growth momentum in the future, we now expect 2005 earnings per share excluding one-time items to be 10 to 11 percent below 2004 results." (2)

         As previously stated, the domestic beer company is planning a price increase for early 2006. Discount reductions will likely comprise a larger portion of revenue enhancement initiatives in 2006 compared with recent years. As always, revenue enhancement initiatives will be tailored to specific markets, brands and packages.

Third Quarter Earnings
Anheuser-Busch
Add One

BEER SALES RESULTS
------------------

         The company's reported beer volume for the third quarter and nine months of 2005 is summarized in the following table:

---------------------------------------------------------------------------------------------------------------
                  Reported Beer Volume (millions of barrels) for Periods Ended September 30
 --------------------------------------------------------------------------------------------------------------
                                                 Third Quarter                          Nine Months
                                      ----------------------------------    -----------------------------------
                                                      Versus 2004                             Versus 2004
                                                ------------------------               ------------------------
                                       2005      Barrels          %           2005      Barrels          %
                                      ------    ---------    -----------    -------    ---------    -----------
Domestic                               27.2      Dn (0.4)     Dn (1.4)%       78.0      Dn (2.1)     Dn (2.6)%
International                           6.2       Up 1.3       Up 26.0%       15.4       Up 6.4       Up 70.2%
                                      ------    ---------    -----------    -------    ---------    -----------
    Worldwide A-B Brands               33.4       Up 0.9        Up 2.8%       93.4       Up 4.3        Up 4.8%
Int'l Equity Partner Brands             8.6       Up 3.4       Up 66.0%       19.7       Up 5.0       Up 33.6%
                                      ------    ---------    -----------    -------    ---------    -----------
    Total Brands                       42.0       Up 4.3       Up 11.5%      113.1       Up 9.3        Up 8.9%
                                      ======    =========    ===========    =======    =========    ===========
---------------------------------------------------------------------------------------------------------------

         During the third quarter of 2005, domestic beer sales-to-wholesalers decreased 1.4 percent compared with the third quarter 2004, while wholesaler sales-to-retailers declined 1.0 percent. Sales in late August and early September were negatively impacted by Hurricane Katrina, with sharp declines in the hurricane affected areas. Sales trends quickly recovered in Mississippi, Alabama and Louisiana with the exception of the New Orleans market. Third quarter sales-to-retailers comparisons with 2004 were also adversely impacted by differences in timing of price increases. Third quarter 2004 sales-to-retailers include the sales build up in advance of the company's fourth quarter 2004 price increase. No comparable build-up occurred in the third quarter 2005 due to the company's decision to defer price increases throughout most of the country until early 2006. Sales-to-retailers for the period including the third quarter plus the first two weeks in October were down 0.4 percent, which eliminates the distortion from the normal inventory build and depletion surrounding the price increase in 2004. During the nine months of 2005, domestic beer sales-to-wholesalers declined 2.6 percent, and wholesaler sales-to-retailers decreased 0.6 percent (on a comparable selling day adjusted basis). Wholesaler inventories were reduced significantly in the first

Third Quarter Earnings
Anheuser-Busch
Add Two

nine months of 2005, from approximately two and one half days higher than the prior year at the end of 2004 to approximately one day lower than the prior year at the end of the third quarter.

         The company's estimated domestic market share (excluding exports) for the nine months of 2005 was 49 percent, compared with 2004 market share of 50 percent. Domestic market share is based on estimated U.S. beer industry shipment volume using information provided by the Beer Institute and the U.S. Department of Commerce. Anheuser-Busch's market share performance based on shipments was impacted by the company's wholesaler inventory reduction.

         International volume, consisting of Anheuser-Busch brands produced overseas by company-owned breweries and under license and contract brewing agreements, plus exports from the company's U.S. breweries to markets around the world, increased 26 percent for the third quarter and 70 percent for the nine months of 2005. These increases were primarily due to increased volume in Canada, the United Kingdom and Mexico for both the third quarter and nine months of 2005, the impact of the Harbin Brewery acquisition in the third quarter 2004, and higher Budweiser sales volume in China for the third quarter 2005. International volume, excluding the Harbin acquisition, increased 7.5 percent in the third quarter and was up 3.4 percent through the nine months.

         Worldwide Anheuser-Busch brands volume, comprised of domestic volume and international volume, increased 2.8 percent and 4.8 percent, respectively, for the third quarter and nine months of 2005 to 33.4 million and 93.4 million barrels vs. 2004.

         Total brands volume, which combines worldwide Anheuser-Busch brand volume with international equity partner volume (representing the company's share of its foreign equity partners' volume on a one-month lag basis) was 42 million barrels in the third quarter 2005, up 4.3 million barrels, or
11.5 percent over third quarter 2004. Total brands volume was up 8.9 percent, to 113.1 million barrels for the nine months of 2005.

Third Quarter Earnings
Anheuser-Busch
Add Three

         International equity partner brands volume grew 66 percent and 34 percent, respectively, for the third quarter and nine months of 2005 due to Modelo volume growth and the addition of Tsingtao equity volume beginning in May 2005, partially offset by the loss of volume from the sale of the company's equity investment in Compania Cervecerias Unidas S.A. (CCU) in the fourth quarter 2004.


THIRD QUARTER 2005 FINANCIAL RESULTS
------------------------------------

         Key operating results for the third quarter 2005 vs. 2004 are summarized below:

----------------------------------------------------------------------------------------------------------------------
                                                                        ($ in millions, except per share)
                                                        --------------------------------------------------------------
                                                               Third Quarter                      2005 vs. 2004
                                                        --------------------------        ----------------------------
                                                          2005              2004              $                %
                                                        --------          --------        -----------     ------------
Gross Sales                                              $4,689            $4,680             Up $9           Up 0.2%

Net Sales                                                $4,089            $4,080             Up $9           Up 0.2%

Income Before Income Taxes                                 $643              $948          Dn $(305)       Dn (32.2)%

Equity Income                                              $147              $104            Up $43          Up 41.6%

Net Income                                                 $518              $684          Dn $(166)       Dn (24.3)%

Diluted Earnings per Share                                 $.66              $.85          Dn $(.19)       Dn (22.4)%
----------------------------------------------------------------------------------------------------------------------

     A discussion of financial highlights for the third quarter 2005 follows:

o Net sales increased 0.2 percent vs. the third quarter 2004, driven primarily by an 11 percent increase in international beer segment net sales due to higher sales in Canada, the United Kingdom and China and a 13 percent revenue increase from entertainment operations.

Third Quarter Earnings
Anheuser-Busch
Add Four

     Domestic beer segment sales declined 2.7 percent on lower beer sales volume and lower revenue per barrel. Domestic revenue per barrel (3) decreased 1.2 percent in the third quarter 2005 vs. the third quarter 2004.

     Domestic beer pretax income decreased 21 percent due to lower beer sales volume, lower revenue per barrel and higher costs, primarily resulting from commodity cost pressures from aluminum, glass and energy, plus higher costs for new packaging.

o During the third quarter 2005, the company and its outside insurance companies settled claims associated with lawsuits involving the company and a former independent beer wholesaler. As a result of the settlement the company paid $120 million and incurred a pretax charge of $105 million, or $.12 per share, which is reported as a separate line item on a pretax basis in the company's income statement. For business segment reporting purposes the settlement is classified as a corporate item.

     Income before income taxes, excluding the litigation settlement, decreased 21 percent (1) vs. the third quarter 2004, reflecting lower profits in domestic beer, international beer and packaging operations, partially offset by improved results from the company's entertainment business.

     International beer segment net income increased 27 percent, led by continued strong performance by Grupo Modelo. Equity income increased $43 million in the third quarter 2005 vs. 2004, reflecting the benefit of Grupo Modelo volume growth, a lower Mexican income tax rate and the inclusion of Tsingtao equity earnings since May 2005. International beer pretax income decreased $14 million primarily due to lower profits in China, including Harbin.

Third Quarter Earnings
Anheuser-Busch
Add Five

     Packaging segment pretax profits were down $9 million primarily due to higher energy and material costs for glass and can manufacturing operations.

     Entertainment segment pretax results improved $31 million due to increased attendance and admissions pricing and higher in-park spending, partially offset by increased park operating expenses. Results in 2004 were adversely impacted by four hurricanes in Florida.

o Anheuser-Busch Companies net income and diluted earnings per share decreased 10.8 percent and 8.2 percent, respectively, for the third quarter(1), excluding the impact of the litigation settlement. Reported net income decreased 24 percent compared with third quarter 2004, while reported diluted earnings per share declined 22 percent, to $.66. Excluding the impact of the litigation settlement, the effective tax rate was 38.1 percent(1). The reported effective income tax rate increased 350 basis points, to 42.3 percent in the third quarter 2005 primarily due to a limited tax benefit from the litigation settlement, partially offset by lower foreign taxes and ongoing benefits received under the American Jobs Creation Act.

Third Quarter Earnings
Anheuser-Busch
Add Six

NINE MONTHS OF 2005 FINANCIAL RESULTS
-------------------------------------

         Key operating results for the nine months of 2005 vs. 2004 are summarized below:

----------------------------------------------------------------------------------------------------------------------
                                                                       ($ in millions, except per share)
                                                       ---------------------------------------------------------------
                                                               Nine Months                       2005 vs. 2004
                                                       ---------------------------        ----------------------------
                                                         2005              2004                $               %
                                                       ---------         ---------        -----------     ------------
Gross Sales                                             $13,372           $13,280            Up $92           Up 0.7%

Net Sales                                               $11,670           $11,567           Up $103           Up 0.9%

Income Before Income Taxes                               $2,024            $2,629          Dn $(605)       Dn (23.0)%

Equity Income                                              $390              $299            Up $91          Up 30.5%

Net Income                                               $1,638            $1,908          Dn $(270)       Dn (14.1)%

Diluted Earnings per Share                                $2.09             $2.35          Dn $(.26)       Dn (11.1)%
----------------------------------------------------------------------------------------------------------------------

     A discussion of financial highlights for the nine months of 2005 follows:

o Net sales increased 0.9 percent vs. the nine months of 2004, due primarily to a 21 percent increase in international beer net sales, an 8 percent increase in commodity-based packaging operations sales and 9 percent higher entertainment segment sales.

     Domestic beer segment net sales decreased 2.6 percent primarily due to lower beer sales volume partially offset by higher revenue per barrel. Domestic revenue per barrel grew 0.2 percent in the nine months of 2005 vs. the nine months of 2004.

o Income before income taxes decreased 23 percent vs. the nine months of 2004, primarily reflecting lower profits in domestic beer, international beer and packaging operations, and the litigation settlement, partially offset by improved results from entertainment operations.

Third Quarter Earnings
Anheuser-Busch
Add Seven

     In addition to the $105 million ($.12 per share) litigation settlement in the third quarter, income before income taxes for the nine months of 2005 includes a $15.4 million pretax gain ($.024 per share) from the sale of the company's 13 percent equity interest in the Port Aventura theme park in Spain. Also, income before income taxes for the nine months of 2004 includes a one-time pretax gain of $19.5 million ($.015 per share) from the sale of commodity hedges. The theme park and hedge sale gains are included in other income for consolidated reporting and classified as corporate items for business segment reporting purposes. Excluding these one-time items, income before income taxes decreased 19 percent (1) vs. the nine months of 2004.

     International beer segment net income increased 22 percent year-to-date. Equity income increased $91 million in the nine months of 2005 vs. 2004, primarily reflecting the benefit of Grupo Modelo volume growth and a lower Mexican income tax rate plus the impact of reporting Tsingtao equity income, partially offset by the reduction in equity income due to the sale of the company's equity investment in CCU in the fourth quarter 2004. International beer pretax income was down $20 million for the nine months primarily due to lower profits in China and the United Kingdom, partially offset by improved results in Canada.

     Packaging segment pretax profits were down $18 million during the nine months of 2005 due to higher energy and materials costs for can and glass manufacturing operations.

     Entertainment segment pretax results improved $31 million year-to-date due to increased attendance, admissions pricing and in-park spending, partially offset by higher park operating expenses.

Third Quarter Earnings
Anheuser-Busch
Add Eight

o Net income decreased 14 percent compared with the nine months of 2004. Reported diluted earnings per share were $2.09, a decrease of 11.1 percent, compared to the nine months of 2004. Excluding one-time items, net income and diluted earnings per share decreased by 10.4 percent and
     6.9 percent, respectively. (1) Earnings per share for the nine months of 2005 benefited from the company's repurchase of nearly 13 million shares during the period.

     The effective income tax rate for the nine months of 2005 was 38.3 percent. Excluding the impact of the one-time items discussed above and the previously disclosed second quarter 2005 income tax benefits related to the sale of CCU and State of Ohio tax legislation, the effective tax rate was 38.1 percent. (1)

Other Matters
-------------

         Anheuser-Busch will conduct a conference call with investors to discuss results for the third quarter and nine months at 3 p.m. CDT today. The company will broadcast the conference call via the Internet. For details visit the company's Internet site at www.anheuser-busch.com.

                                    # # #

Third Quarter Earnings
Anheuser-Busch
Add Nine

         This release contains forward-looking statements regarding the company's expectations concerning its future operations, earnings and prospects. On the date the forward-looking statements are made, the statements represent the company's expectations, but the company's expectations concerning its future operations, earnings and prospects may change. The company's expectations involve risks and uncertainties (both favorable and unfavorable) and are based on many assumptions that the company believes to be reasonable, but such assumptions may ultimately prove to be inaccurate or incomplete, in whole or in part. Accordingly, there can be no assurances that the company's expectations and the forward-looking statements will be correct. Important factors that could cause actual results to differ (favorably or unfavorably) from the expectations stated in this release include, among others, changes in the pricing environment for the company's products; changes in U.S. demand for malt beverage products, including changes in U.S. demand for other alcohol beverages; changes in consumer preference for the company's malt beverage products; changes in the cost of marketing the company's malt beverage products; regulatory or legislative changes, including changes in beer excise taxes at either the federal or state level and changes in income taxes; changes in the litigation to which the company is a party; changes in raw materials prices; changes in packaging materials costs; changes in energy costs; changes in interest rates; changes in foreign currency exchange rates; unusual weather conditions that could impact beer consumption in the U.S.; changes in attendance and consumer spending patterns for the company's theme park operations; changes in demand for aluminum beverage containers; changes in the company's international beer business or in the beer business of the company's international equity partners; changes in the economies of the countries in which the company's international beer business or its international equity partners operate; changes in the company's credit rating resulting from future acquisitions or divestitures; and the effect of stock market conditions on the company's share repurchase program. Anheuser-Busch disclaims any obligation to update or revise any of these forward-looking statements.

Third Quarter Earnings
Anheuser-Busch
Add Ten

Notes
-----

1.   Reconciliation of Third Quarter and Nine Months Comparative Earnings
     --------------------------------------------------------------------
     Per Share
     ---------

                                                 Income
                                                 Before      Provision
                                                 Income      for Income          Net           Earnings        Effective
              THIRD QUARTER                       Taxes        Taxes            Income        Per Share         Tax Rate
              -------------                    -----------  ------------      -----------     ----------      ------------

2005
----
Reported                                          $ 643.3     $ (272.2)          $ 518.2           $.66             42.3%
                                                                                                              ============
Litigation Settlement                               105.0        (12.6)             92.4           .118
                                               -----------  ------------      -----------     ----------
Excluding Litigation Settlement                   $ 748.3     $ (284.8)          $ 610.6           $.78             38.1%
                                               ===========  ============      ===========     ==========      ============

2004
----
Reported                                          $ 948.2     $ (367.7)          $ 684.4           $.85             38.8%
                                               ===========  ============      ===========     ==========      ============

2005 vs. 2004
-------------
Reported                                          (32.2)%                        (24.3)%        (22.4)%          3.5 pts.
                                               ===========                    ===========     ==========      ============
Excluding Litigation Settlement                   (21.1)%                        (10.8)%         (8.2)%        (0.7) pts.
                                               ===========                    ===========     ==========      ============

--------------------------------------------------------------------------------------------------------------------------

              NINE MONTHS
              -----------

2005
----
Reported                                         $2,023.6     $ (775.8)         $1,638.0          $2.09             38.3%
                                                                                                              ============
Gain on Sale of Spanish Theme Park                  (15.4)        (3.5)            (18.9)         (.024)
Favorable Chile Income Tax
   Settlement on CCU Sale                               -         (6.8)             (6.8)         (.009)
Deferred Income Tax Benefit from
   Favorable Ohio Tax Legislation                       -         (7.2)             (7.2)         (.009)
Litigation Settlement                               105.0        (12.6)             92.4           .118
                                               -----------  ------------      -----------     ----------
Excluding One-Time Items                         $2,113.2     $ (805.9)         $1,697.5          $2.17             38.1%
                                               ===========  ============      ===========     ==========      ============

2004
----
Reported                                         $2,629.0    $(1,020.3)         $1,907.8          $2.35             38.8%
                                                                                                              ============
Commodity Hedge Gain                                (19.5)         7.4             (12.1)         (.015)
                                               -----------  ------------      -----------     ----------
Excluding One-Time Gain                          $2,609.5    $(1,012.9)         $1,895.7          $2.33             38.8%
                                               ===========  ============      ===========     ==========      ============

2005 vs. 2004
-------------
Reported                                          (23.0)%                        (14.1)%        (11.1)%        (0.5) pts.
                                               ===========                    ===========     ==========      ============
Excluding One-Time Items                          (19.0)%                        (10.4)%         (6.9)%        (0.7) pts.
                                               ===========                    ===========     ==========      ============

2.   Reconciliation of Projected Full Year 2005 Earnings Per Share Change
     --------------------------------------------------------------------

                                                          Earnings Per Share
                                                          2005             2004                 Decrease
                                                     ---------------    ---------           ----------------

Projected / Reported                                  $2.34 - $2.37      $  2.77

Gain on Sale of Spanish Theme Park                      (0.024)              --
Favorable Chile Income Tax Settlement
   on CCU Sale                                          (0.009)              --
Deferred Income Tax Benefit from
   Favorable Ohio Tax Legislation                       (0.009)              --
Litigation Settlement                                    0.118               --
Commodity Hedge Gain                                       --             (0.015)
Gain on Sale of CCU                                        --             (0.018)
Deferred Income Tax Benefit from
  Mexican Income Tax Rate Reduction                        --             (0.012)
                                                     ---------------    ---------

Excluding One-Time Items                              $2.42 - $2.45      $  2.73             (10)% to (11)%
                                                     ===============    =========           ================

3. Domestic revenue per barrel is calculated as net sales generated by the company's domestic beer operations on barrels of beer sold, determined on a U.S. GAAP basis, divided by the volume of beer shipped from the company's breweries to U.S. wholesalers.

                            ------------------------------------------
                                  ANHEUSER-BUSCH COMPANIES, INC.
                            CONSOLIDATED INCOME STATEMENT (UNAUDITED)
                                 (IN MILLIONS, EXCEPT PER SHARE)
                            ------------------------------------------

-------------------------------------------------------------------------------------------------
(In millions, except per share)                  Third Quarter                  Nine Months
                                              Ended September 30,           Ended September 30,
                                          --------------------------     ------------------------
                                              2005           2004            2005         2004
                                          -----------    -----------     -----------  -----------
Gross sales                                $ 4,689.4      $ 4,679.6       $13,371.8    $13,279.8
    Excise taxes                              (600.9)        (599.5)       (1,701.5)    (1,712.7)
                                          -----------    -----------     -----------  -----------
Net sales                                    4,088.5        4,080.1        11,670.3     11,567.1
    Cost of sales                           (2,513.8)      (2,361.3)       (7,217.0)    (6,765.8)
                                          -----------    -----------     -----------  -----------
Gross profit                                 1,574.7        1,718.8         4,453.3      4,801.3
    Marketing, distribution and
       administrative expenses                (708.4)        (672.5)       (2,009.6)    (1,909.1)
     Litigation settlement                    (105.0)             -          (105.0)           -
                                          -----------    -----------     -----------  -----------
Operating income                               761.3        1,046.3         2,338.7      2,892.2
    Interest expense                          (112.5)        (107.2)         (343.2)      (314.8)
    Interest capitalized                         4.1            4.7            14.8         15.7
    Interest income                              0.2            1.9             2.4          3.4
    Other income/(expense), net                 (9.8)           2.5            10.9         32.5
                                          -----------    -----------     -----------  -----------
Income before income taxes                     643.3          948.2         2,023.6      2,629.0
    Provision for income taxes                (272.2)        (367.7)         (775.8)    (1,020.3)
Equity income, net of tax                      147.1          103.9           390.2        299.1
                                          -----------    -----------     -----------  -----------
Net income                                 $   518.2      $   684.4       $ 1,638.0    $ 1,907.8
                                          ===========    ===========     ===========  ===========
Basic earnings per share                        $.67           $.86           $2.11        $2.38
                                          ===========    ===========     ===========  ===========
Diluted earnings per share                      $.66           $.85           $2.09        $2.35
                                          ===========    ===========     ===========  ===========
-------------------------------------------------------------------------------------------------
Capital Expenditures                          $257.7         $284.8          $823.1       $726.5
                                          ===========    ===========     ===========  ===========
Depreciation and Amortization                 $251.3         $234.9          $732.3       $692.0
                                          ===========    ===========     ===========  ===========
Weighted Average Shares:
     Basic                                     776.5          797.4           777.6        802.9
                                          ===========    ===========     ===========  ===========
     Diluted                                   780.8          806.6           783.2        812.8
                                          ===========    ===========     ===========  ===========
-------------------------------------------------------------------------------------------------

                                   ------------------------------------------
                                         ANHEUSER-BUSCH COMPANIES, INC.
                                               BUSINESS SEGMENTS
                                        THIRD QUARTER ENDED SEPTEMBER 30
                                                 (IN MILLIONS)
                                   ------------------------------------------

                       ----------------------------------------------------------------------------------------
                            Domestic        International                                Corporate
                              Beer              Beer         Packaging     Entertain.     & Elims.     Consol.
---------------------------------------------------------------------------------------------------------------
     2005

Gross Sales                 $3,475.2            318.9          616.1         408.4         (129.2)    $4,689.4

Net Sales:
   - Intersegment               $0.7                -          238.6             -         (239.3)         $ -
   - External               $2,940.2            252.3          377.5         408.4          110.1     $4,088.5

Income Before
  Income Taxes                $738.8             22.3           40.3         143.5         (301.6)      $643.3

Equity Income                      -           $147.1              -             -              -       $147.1

Net Income                    $458.0            161.0           24.9          89.0         (214.7)      $518.2
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

     2004

Gross Sales                 $3,566.0            284.6          611.6         360.6         (143.2)    $4,679.6

Net Sales:
   - Intersegment               $0.7                -          240.1             -         (240.8)         $ -
   - External               $3,022.4            228.0          371.5         360.6           97.6     $4,080.1

Income Before
  Income Taxes                $933.3             36.5           48.9         112.9         (183.4)      $948.2

Equity Income                      -           $103.9              -             -              -       $103.9

Net Income                    $578.7            126.5           30.3          70.0         (121.1)      $684.4

---------------------------------------------------------------------------------------------------------------

Note: In the first quarter 2005, the company began including its transportation business in the Domestic Beer segment and its real estate business within Corporate. These groups previously comprised the Other segment. Segment results for 2004 have been updated to conform to the 2005 reporting convention.

                                   ------------------------------------------
                                         ANHEUSER-BUSCH COMPANIES, INC.
                                               BUSINESS SEGMENTS
                                         NINE MONTHS ENDED SEPTEMBER 30
                                                 (IN MILLIONS)
                                   ------------------------------------------

                       --------------------------------------------------------------------------------------------
                              Domestic        International                               Corporate
                                Beer              Beer        Packaging     Entertain.     & Elims.       Consol.
-------------------------------------------------------------------------------------------------------------------
     2005

Gross Sales                  $10,121.0            864.0        1,831.5         904.4        (349.1)      $13,371.8

Net Sales:
   - Intersegment                 $2.1                -          674.7             -        (676.8)            $ -
   - External                 $8,587.3            694.1        1,156.8         904.4         327.7       $11,670.3

Income Before
  Income Taxes                $2,293.4             70.1          120.4         215.1        (675.4)       $2,023.6

Equity Income                        -           $390.2              -             -             -          $390.2

Net Income                    $1,421.9            433.7           74.6         133.4        (425.6)       $1,638.0

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

     2004

Gross Sales                  $10,387.1            715.2        1,758.8         827.2        (408.5)      $13,279.8

Net Sales:
   - Intersegment                 $2.1                -          688.1             -        (690.2)            $ -
   - External                 $8,813.2            574.3        1,070.7         827.2         281.7       $11,567.1

Income Before
  Income Taxes                $2,747.5             90.5          138.2         183.7        (530.9)       $2,629.0

Equity Income                        -           $299.1              -             -             -          $299.1

Net Income                    $1,703.5            355.2           85.7         113.9        (350.5)       $1,907.8
-------------------------------------------------------------------------------------------------------------------

Note: In the first quarter 2005, the company began including its transportation business in the Domestic Beer segment and its real estate business within Corporate. These groups previously comprised the Other segment. Segment results for 2004 have been updated to conform to the 2005 reporting convention.

                            ------------------------------------------
                                  ANHEUSER-BUSCH COMPANIES, INC.
                              CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                         (IN MILLIONS)
                            ------------------------------------------

-------------------------------------------------------------------------------------------------
(In millions, except per share)                                 September 30,        December 31,
                                                                    2005                 2004
                                                                -------------        ------------
Assets
Current Assets:
     Cash                                                        $    191.9           $    228.1
     Accounts receivable                                              814.0                696.1
     Inventories:
          Raw materials and supplies                                  394.0                405.0
          Work in progress                                             92.4                 80.0
          Finished goods                                              205.3                205.3
             Total inventories                                        691.7                690.3
     Other current assets                                             206.8                203.9
                                                                ------------         ------------
     Total current assets                                           1,904.4              1,818.4
Investments in affiliated companies                                 3,245.3              3,150.2
Plant and equipment, net                                            9,004.9              8,847.4
Intangible assets, including goodwill of $1,032.7 and $984.1        1,237.6              1,191.9
Other assets                                                        1,050.9              1,165.5
                                                                ------------         ------------
             Total assets                                        $ 16,443.1           $ 16,173.4
                                                                ============         ============


Liabilities and Shareholders Equity
Current Liabilities:
     Accounts payable                                            $  1,202.5           $  1,194.8
     Accrued salaries, wages and benefits                             243.0                291.4
     Accrued taxes                                                    222.7                152.9
     Accrued interest                                                 113.8                125.2
     Other current liabilities                                        219.9                204.7
                                                                ------------         ------------
     Total current liabilities                                      2,001.9              1,969.0
                                                                ------------         ------------
Postretirement benefits                                               443.7                454.2
                                                                ------------         ------------
Debt                                                                8,007.8              8,278.6
                                                                ------------         ------------
Deferred income taxes                                               1,641.6              1,727.2
                                                                ------------         ------------
Other long-term liabilities                                         1,069.3              1,076.3
                                                                ------------         ------------
Shareholders Equity:
     Common stock, $1.00 par, authorized 1.6 billion shares         1,467.2              1,463.0
     Capital in excess of par value                                 1,560.8              1,425.3
     Retained earnings                                             16,454.1             15,407.2
     Treasury stock, at cost                                      (15,258.9)           (14,638.5)
     Accumulated non-owner changes in equity                         (944.4)              (988.9)
                                                                ------------         ------------
     Total Shareholders Equity                                      3,278.8              2,668.1
                                                                ------------         ------------
Commitments and contingencies                                             -                    -
                                                                ------------         ------------
             Total Liabilities and Shareholders Equity           $ 16,443.1           $ 16,173.4
                                                                ============         ============

-------------------------------------------------------------------------------------------------

                      ---------------------------------------------------
                                ANHEUSER-BUSCH COMPANIES, INC.
                        CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
                                       (IN MILLIONS)
                      ---------------------------------------------------

-----------------------------------------------------------------------------------------------
(In millions)                                                               Nine Months
                                                                        Ended September 30,
                                                                   ----------------------------
                                                                      2005             2004
                                                                   -----------      -----------
Cash flow from operating activities:
     Net Income                                                     $ 1,638.0        $ 1,907.8
     Adjustments to reconcile net income to cash
        provided by operating activities:
          Depreciation and amortization                                 732.3            692.0
          (Decrease) / Increase in deferred income taxes                (55.6)           134.9
          Undistributed earnings of affiliated companies               (180.2)          (120.1)
          Gain on sale of business                                      (15.4)               -
          Other, net                                                    147.5            (17.9)
                                                                   -----------      -----------
     Operating cash flow before changes in working capital            2,266.6          2,596.7
          Increase in working capital                                   (98.4)          (205.3)
                                                                   -----------      -----------
     Cash provided by operating activities                            2,168.2          2,391.4
                                                                   -----------      -----------

Cash flow from investing activities:
     Capital expenditures                                              (823.1)          (726.5)
     Proceeds from sale of business                                      48.3                -
     Acquisitions                                                           -           (726.0)
                                                                   -----------      -----------
     Cash used for investing activities                                (774.8)        (1,452.5)
                                                                   -----------      -----------

Cash flow from financing activities:
     Increase in debt                                                       -          1,435.1
     Decrease in debt                                                  (320.2)          (508.4)
     Dividends paid to shareholders                                    (591.1)          (549.9)
     Acquisition of treasury stock                                     (620.4)        (1,410.3)
     Shares issued under stock plans                                    102.1             99.5
                                                                   -----------      -----------
     Cash used for financing activities                              (1,429.6)          (934.0)
                                                                   -----------      -----------
Net (decrease) / increase in cash during the period                     (36.2)             4.9
Cash, beginning of period                                               228.1            191.1
                                                                   -----------      -----------
Cash, end of period                                                 $   191.9        $   196.0
                                                                   ===========      ===========

-----------------------------------------------------------------------------------------------